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                                                                   EXHIBIT 10.18








                               OPERATING AGREEMENT

                                       OF

                            DELACO PROCESSING, L.L.C.

                      A Michigan Limited Liability Company

                          Dated as of September 3, 1997





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                               OPERATING AGREEMENT
                                       OF
                            DELACO PROCESSING, L.L.C.

                                TABLE OF CONTENTS


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                                                                                                            PAGE
                                                                                                            ----
                                                             ARTICLE I

                                                            DEFINITIONS


1.1       Definitions...........................................................................................1


                                                            ARTICLE II

                                           FORMATION AND NAME, OFFICE, STATUTORY AGENT,
                                           PURPOSE, PARTNERSHIP STATUS, POWERS AND TERM

2.1       Formation and Name....................................................................................5
2.2       Office................................................................................................5
2.3       Registered Office and Resident Agent..................................................................6
2.4       Purpose...............................................................................................6
2.5       Partnership Status....................................................................................6
2.6       Powers................................................................................................6
2.7       Term..................................................................................................6
2.8       Initial Costs.........................................................................................7
2.9       Equipping the Facility................................................................................7
2.10      Toll Processing.......................................................................................7
2.11      Marketing of Secondary and Surplus Material........................................................7
2.12      Employees........................................................................................7
2.13      Minority Business Enterprise Status...................................................................8


                                                            ARTICLE III

                                                        MEMBERS AND CAPITAL

3.1       Capital Contributions; Additional Members...............................................................8
3.2       Additional Funds........................................................................................9
3.3       Loans by Members........................................................................................9
3.4       No Priority Among Members...............................................................................9
3.5       No Interest on Capital Contributions; No Withdrawal of Capital..........................................9
3.6       Capital Accounts........................................................................................9
3.7       Actions of Members; Meetings of Members.................................................................9

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
3.8       No Requirement to Restore Deficit in Capital Account...................................................10
3.9       Limited Liability of Members...........................................................................10
3.10      Confidentiality........................................................................................10
3.11      Competition Matters....................................................................................11
3.12      Investment Representations.............................................................................11

                                                            ARTICLE IV

                                                   ALLOCATIONS AND DISTRIBUTIONS

4.1       Allocation of Profits and Losses.......................................................................12
4.2       Special Allocations and Other Provisions Relating to Allocations.......................................12
4.3       Cash Distributions.....................................................................................13
4.4       Distributions of Liquidation Proceeds Upon Liquidation.................................................13
4.5       Distributions in Kind on Liquidation...................................................................14
4.6       Certain Provisions of the Act Superseded...............................................................14

                                                             ARTICLE V

                                        POWER, AUTHORITY, RIGHTS, DUTIES AND OBLIGATIONS OF
                                                      THE BOARD OF GOVERNORS

5.1       Management and Control of Company's Business and Affairs by Governors..................................14
5.2       Power and Authority of Governors.......................................................................15
5.3       Prohibited Actions.....................................................................................15
5.4       Management and Services Agreement......................................................................15
5.5       Management Personnel and Officers......................................................................15
5.6       Compensation and Expenses..............................................................................17
5.7       Budgets................................................................................................17
5.8       Meeting of Governors...................................................................................17
5.9       Liability..............................................................................................17
5.10      Indemnification........................................................................................17
5.11      Insurance..............................................................................................18
5.12      Bank Accounts..........................................................................................18
5.13      Tax Matters Member.....................................................................................18
5.14      Certain Provisions of the Act Superseded...............................................................19

                                                            ARTICLE VI

                                    TRANSFERS OF INTERESTS BY MEMBERS; SUBSTITUTION OF MEMBERS

6.1       Transfer of Interests by Members.......................................................................19
6.2       Additional Restrictions on Transfers...................................................................19
6.3       Requirements for Substitution..........................................................................20
6.4       Obligations and Rights of Transferees..................................................................20
6.5       Distributions and Allocations in Respect of Transferred Interests......................................20

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
6.6       Continuation Upon Transfer.............................................................................21
6.7       Restrictions Reasonable................................................................................21
6.8       Certain Provisions of the Act Superseded...............................................................21

                                                            ARTICLE VII

                                                     PROCEDURE ON LIQUIDATION

7.1       Liquidation............................................................................................21
7.2       Operations During Liquidation..........................................................................21
7.3       Time for Liquidation...................................................................................22
7.4       Termination............................................................................................22

                                                           ARTICLE VIII

                                                 BOOKS AND RECORDS, BANK ACCOUNTS

8.1       Maintenance of Books and Accounting Method.............................................................22
8.2       Fiscal Year............................................................................................22
8.3       Reports to the Members.................................................................................22
8.4       Tax Elections; Special Basis Adjustments...............................................................23

                                                            ARTICLE IX

                                                  AMENDMENTS AND MAJOR DECISIONS

9.1       Amendments Requiring Consent of the Governors..........................................................23
9.2       Major Decisions........................................................................................23

                                                             ARTICLE X

                                                            DISSOLUTION

10.1       Events of Dissolution - General.......................................................................24
10.2       Events of Dissolution - Elective......................................................................24
10.3       Events of Dissolution - Default.......................................................................24
10.4       Notice of Dissolution.................................................................................25
10.5       Winding Up............................................................................................25
10.6       Buy-Out Procedures....................................................................................25
10.7       Necessary Approvals...................................................................................26



                                     iii
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                                   ARTICLE XI

                               GENERAL PROVISIONS


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
11.1       Non-Waiver............................................................................................26
11.2       Additional Documents and Instruments..................................................................26
11.3       Severability..........................................................................................26
11.4       Entire Agreement......................................................................................27
11.5       Provisions Binding....................................................................................27
11.6       Captions..............................................................................................27
11.7       Counterparts..........................................................................................27
11.8       Word Meanings.........................................................................................27
11.9       Applicable Law........................................................................................27
11.10      Dispute Resolution....................................................................................27



Exhibit 1 --      Description of Facility
Exhibit 2 --      Members and Percentage Interests
Exhibit 3 --      Major Decisions
Exhibit 4 --      Processing Agreement
Exhibit 5 --      Management and Services Agreement
Exhibit 6 --      Leased Employees Agreement

                OPERATING AGREEMENT OF DELACO PROCESSING, L.L.C.


         THIS OPERATING AGREEMENT OF DELACO PROCESSING, L.L.C. (this "Agreement"), effective as of the 3rd day of September, 1997 by and between QS Steel Inc., a Michigan corporation, ("QS Steel"), and Delaco Supreme Tool & Gear Co., a Michigan corporation ("Delaco Tool");


                              W I T N E S S E T H:


         WHEREAS, the Members desire to enter into this Agreement and to cause articles of organization to be filed with the Administrator of the Michigan Department of Consumer and Industry Services, Corporations, Securities and Land Development Bureau, thereby forming a limited liability company under the laws of the State of Michigan; and


         WHEREAS, this Agreement shall constitute the "Operating Agreement" of Delaco Processing, L.L.C., within the meaning of that term as used in the Act;


         NOW, THEREFORE, it is mutually agreed as follows:



                                  ARTICLE I
                                 DEFINITIONS


         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them as follows:


         Act means the Michigan Limited Liability Company Act, Mich. Comp. Laws Ann. Section 450.4101 et seq., Mich. Stat. Ann. Section 21.198 et seq., governing, among other matters, certain aspects of the formation, operation and dissolution of limited liability companies in Michigan, as the same may be amended from time to time.


         Adjusted Capital Account Deficit means the deficit balance, if any, in a Member's Capital Account at the time in question, after (i) reducing the amount of such deficit by the amount, if any, of such Member's Restoration Obligation and (ii) increasing the amount of such deficit by the amount, if any, of the items described in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations. The determination of a Member's Adjusted Capital Account Deficit is made for purposes of
Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations and shall be made consistently therewith.


         Affiliate of a Person means an Entity which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Entity.


         Agreement means this Operating Agreement, as the same may be modified, amended, supplemented and/or restated from time to time in accordance with its terms and applicable law.


         Allocation Regulations means the Income Tax Regulations promulgated under Code Section 704(b) (regarding partners' distributive shares of partnership tax items), as currently in effect, and as modified and clarified by amendment, successor regulation, ruling, court decision or other Income Tax Regulation relating to partners' distributive shares.

         Articles of Organization means the Articles of Organization of the Company filed with the Department upon execution of this Agreement as required by the Act, as amended and/or restated from time to time in accordance with the terms of this Agreement and applicable law.


         Bankruptcy, in reference to a Member, means that event and date when
(i) the Member makes an assignment for the benefit of creditors; (ii) the Member files a voluntary petition in bankruptcy; (iii) the Member is adjudicated as bankrupt or insolvent; (iv) the Member files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation; (v) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the type referred to in clause (iv); (vi) the Member seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Member or of all or any substantial part of its property; (vii) ninety (90) days or more have elapsed after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed prior thereto; (viii) ninety (90) days or more have elapsed after the appointment without its consent or acquiescence of a trustee, receiver, or liquidator of the Member or of all or any substantial part of its property, if such appointment has not been vacated or stayed prior thereto; or (ix) ninety (90) days have elapsed after the expiration of any such stay, if such appointment has not been vacated.


         Capital Account has the meaning specified in Section 3.6.


         Capital Contribution means the total amount of cash and/or property contributed to the Company by each Member as shown in Schedule OA-2, as such Schedule OA-2 may be modified, supplemented or amended from time to time in accordance with this Agreement and applicable law, plus any other contributions to the capital of the Company made by a Member, in such Member's capacity as a Member, pursuant to the terms of this Agreement, in respect of the Interest of such Member in the Company.


         Code means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal income tax law.


         Company means Delaco Processing, L.L.C., a Michigan limited liability company.


         Company Minimum Gain means "partnership minimum gain" as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Allocation Regulations.


         Confidential Information means all records and accounts of the Company, and any technical data or other know-how or information which, prior to or subsequent to the date of this Agreement, has been or may be disclosed by a Member or any of its Affiliates, directly or indirectly, to any other Member or an Affiliate of any other Member (a) in writing and identified in writing as being confidential at the time of or prior to such disclosure or (b) orally and identified at the time of disclosure as confidential and promptly thereafter identified and described in writing as confidential or (c) is so obviously confidential that no such identification is necessary.


         Consent of a Member or a Governor means the consent of such Member or Governor, which shall be deemed to have been given if: (a) such consent is given in a vote (either in person or by proxy) at a duly called meeting of the Member or Governors, as the case may be, called and held in accordance with the provisions of this Agreement, or (b) such consent is delivered in writing to each other Member, in the case of a Member, or to each other Governor, in the case of a Governor. Such consent may be withheld by any Member or Governor, in such Member's or Governor's sole and absolute discretion, for any reason or for no reason at all.


         Department means the Administrator of the Michigan Department of Commerce, Consumer and Industry Services, Corporation Securities and Land Development Bureau.


         Entity means any limited liability company, general partnership, limited partnership, corporation, joint venture, trust, real estate investment trust, business trust, estate or association.


         Facility means the facility of the Company as defined in Section 2.4.


         General Manager means the General Manager appointed and serving from time to time in accordance with Section 5.5, if any.


         Governor means an individual appointed and serving as a Governor in accordance with Section 5.1 of this Agreement. The Board of Governors shall be deemed to be the "Managers" in respect of the Company, within the meaning of that term as used in the Act.


         Income Tax Regulations means those regulations promulgated under the Code. Whenever reference is made to any Income Tax Regulation, unless otherwise specified, such reference shall include any amendments or successor regulations thereto.


         Interests means the interests in the Company of the Members, including such Members' respective shares of, and rights to receive distributions and allocations of, the business, property, assets, capital, profits and losses of the Company, subject to and as provided in this Agreement and the Act. The holder of an Interest shall have no right to participate in the management of the business and affairs of the Company under the terms of this Agreement unless such holder is also a Member.


         Losses means the net losses of the Company for federal income tax purposes (or as may be otherwise required to comply with the Allocation Regulations) as determined as of the close of the Company's fiscal year and, when the context requires, related items of deduction or loss, tax preference, credits and depreciation, provided that "Losses" shall include items described in Code Section 705(a)(2)(B) or required by the Income Tax Regulations to be treated as so described.


         Major Decisions means any of the decisions, actions or inactions referred to and described in Exhibit 3 hereto.

         Member means each Entity identified as a member on Exhibit 2, as such
Exhibit 2 may be modified, supplemented or amended from time to time in accordance with this Agreement and applicable law, and any Entity which may be admitted as an additional or Substitute Member as provided herein. Unless the context otherwise requires, the term "Member" refers to any one of the Members and to all the Members.


         Member Loan shall mean a loan made by a Member to the Company in accordance with the provisions of this Agreement.


         Member Nonrecourse Debt shall mean "partner nonrecourse debt" as set forth in Section 1.704-2(b)(4) of the Allocation Regulations.


         Member Nonrecourse Debt Minimum Gain shall mean "partner nonrecourse debt minimum gain" as set forth in Section 1.704-2(i) of the Allocation Regulations.


         Member Nonrecourse Deductions shall mean "partner nonrecourse deductions" as set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Allocation Regulations.


         Nonrecourse Deductions has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Allocation Regulations.


         Nonrecourse Liability has the meaning set forth in Section 1.704-2(b)(3) of the Allocation Regulations and Section 1.752-1(a)(2) of the Income Tax Regulations.


         Owning Party has the meaning specified in Section 3.10(a).


         Percentage Interests means the percentage interests of the Members in the Company as set forth on Exhibit 2, as amended from time to time.


         Person means any natural person or Entity.


         Profits means the net profits of the Company for federal income tax purposes (or as may otherwise be required to comply with the Allocation Regulations) as determined as of the close of the Company's fiscal year, and, when the context requires, related items of income or gain, provided that Profits shall include income exempt from tax.


         Quarter means a fiscal quarter of the Company.


         Related Agreements means the Management and Services Agreement, the Processing Agreement, and the Leased Employees Agreement to be executed in connection with this Agreement.


         Restoration Obligation means, with respect to any Member, the sum of
(i) the amount of any express, unconditional obligation of such Member pursuant to this Agreement to restore to the Company the amount of any deficit in such Member's Capital Account, which meets the timing requirements of the Allocation Regulations, and (ii) the amount of any deficit balance in such Member's Capital Account which such Member is treated as obligated to restore pursuant to

(A) Section 1.704-1(b)(2)(ii)(c) of the Allocation Regulations and (B) the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Allocation Regulations. Computation of the amount of a Member's Restoration Obligation, and any determinations related thereto, shall be made in accordance with the Allocation Regulations.


         Retirement means, with respect to any Member, (i) the Bankruptcy of such Member; (ii) the Member's retirement, resignation, expulsion or other withdrawal from the Company; (iii) the Transfer by the Member of all of the Member's Interest in compliance with this Agreement (other than (A) an assignment merely of its right to receive distributions or (B) a pledge, hypothecation or other collateral assignment of its rights before the time such pledge, hypothecation or other collateral assignment becomes absolute); (iv) if such Member is a corporation, the filing of a certificate of dissolution, or its equivalent, for said corporation, or the revocation of its charter; or (v) if such Member is a separate limited liability company or partnership, the dissolution and termination of such separate limited liability company or partnership. If this Operating Agreement is amended to permit individuals to be Members, the death or incapacity of such individual shall also be a Retirement.


         Schedules means the Schedules for the Operating Agreement, the Management and Services Agreement, the Processing Agreement and the Leased Employees Agreement, which shall be included in a separate "Schedule Packet", if any.


         Site means the land on which the Facility, and all fixtures and improvements from time to time added to the Facility is built, including a permanent easement of ingress and egress at all times over roads and transmission facilities providing access to the Facility.


         Substitute Member means any Entity which acquires an Interest from a Member and is admitted to the Company as a Member.


         Tax Matters Member means the Entity at the time designated as such pursuant to Section 5.14 of this Agreement.


         Transfer means a sale, assignment, transfer, conveyance, pledge, encumbrance, grant, gift or other disposition, whether direct or indirect, voluntary, involuntary or by operation of law, or with or without consideration.


                                   ARTICLE II

        FORMATION AND NAME, OFFICE, REGISTERED OFFICE AND RESIDENT AGENT,
                  PURPOSE, PARTNERSHIP STATUS, POWERS AND TERM


         2.1 FORMATION AND NAME. The Company shall be and is formed upon the filing of the original Articles of Organization with the Department in accordance with the provisions of the Act, under the name of DELACO PROCESSING, L.L.C., as a limited liability company under the Act.


         2.2 OFFICE. The principal offices of the Company at which its books and records shall be kept shall be maintained at 8111 Tireman, Dearborn, Michigan 48126,



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or at such other location as the Governors may from time to time determine. The
Governors shall notify the Members of any change in the principal offices of the Company.


         2.3 REGISTERED OFFICE AND RESIDENT AGENT. The Registered Office of the Company shall be maintained at 8111 Tireman, Dearborn, Michigan 48126. The Resident Agent of the Company shall be Mr. Jerry Diez, an individual resident of Michigan whose business address is the same as that of the Registered Office. The Governors have the right, power and authority to change the location of the Registered Office and to revoke the appointment of the Resident Agent of the Company from time to time, and to appoint a substitute or replacement Resident Agent, in accordance with applicable law. The Governors shall notify the Members of any change in the Registered Office of Resident Agent of the Company.


         2.4 PURPOSE. The purpose of the Company is to equip and operate a steel slitting and processing facility, as more particularly described in Exhibit 1 hereto (the "Facility) on the Site in Dearborn, Michigan, which Facility shall generally be equipped as described in Schedule OA-1, and to engage in any and all acts or activities incidental thereto for which limited liability companies legally may be formed in the State of Michigan.


         2.5 PARTNERSHIP STATUS. It is intended that the Company be treated as a partnership for federal income tax purposes (but not for liability purposes). Accordingly, this Agreement shall be construed in a manner that ensures the Company's classification as a partnership for federal income tax purposes at all times, and any provision of this Agreement that would have the effect of preventing the Company from being classified as a partnership for federal income tax purposes shall be null and void. The Members shall take all actions, and execute, acknowledge and deliver all documents, including without limitation any tax election forms, which in the judgment of the Governors, or in the opinion of counsel satisfactory to the Governors, are necessary or desirable to obtain and/or maintain the Company's classification as a partnership for such tax purposes at all times.


         2.6 POWERS. In furtherance of the Company's purposes, the Company shall have all of the powers granted or permitted to a limited liability company under the laws of the State of Michigan, including, without limitation, the powers specifically enumerated in the Act.


         2.7 TERM. The term of the Company commenced with the filing of Articles of Organization with the Department. The Company shall continue until dissolved upon the occurrence of the earliest of (a) December 31, 2025, (b) the passage of ninety (90) days from the sale or other disposition of all or substantially all of the assets of the Company unless the Governors elect to continue the Company for the sole purpose of collecting the proceeds of such sale or other disposition, (c) the Retirement of any Member, unless the Company is continued as provided in Section 6.6 or a Substitute Member is admitted and all Members consent to a continuation of the Company; (d) the voluntary or elective dissolution of the Company; (e) at any time when there are less than two Members of the Company, unless the sole remaining Member admits a Substitute Member to the Company; or (f) the entry of a judicial decree of dissolution; and shall terminate as soon as the winding up of its affairs upon such dissolution has been completed. The provisions of this Section 2.7 are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the dissolution of limited liability companies.


         2.8 INITIAL COSTS. The anticipated initial capital, funding and other costs and cash needs for the Company are as set forth on Schedule OA-1. The parties shall amend Schedule OA-1 from time to time prior to start-up of the facility to reflect any changes in such costs or cash needs. The Members shall each bear their own management time and attorneys fees incurred in connection with the preparation of this Agreement and the related documents.


         2.9 EQUIPPING THE FACILITY. Members have agreed upon the design and equipping of the Facility as set forth in Schedule OA-1. Any changes to or improvement of the Facility shall require approval of the Board of Governors.


         2.10     TOLL PROCESSING.


                  (a) The Members intend that the Company will offer slitting services to any customer that may provide appropriate earnings opportunities. It is intended, however, that QS Steel and Delaco Tool will make every effort to insure the effective utilization of the equipment installed by the Company.


                   (b) A toll slitting pricing schedule shall be established by the Company for any processing performed for the Members. This schedule will be based on processing costs, return on investment considerations and other relevant factors all of which shall be set forth in the Processing Agreement.


         2.11 MARKETING OF SECONDARY AND SURPLUS MATERIAL. QS Steel or its affiliate, Rouge Steel Company, will on occasion sell to the Company certain amounts of secondary and surplus steel material. The amount of such material sold to the Company and the frequency of such sales will be at the sole discretion of QS Steel. The selling price to the Company for such material shall be comparable to the price for which this same material is sold by QS Steel or Rouge Steel Company to other customers of this material. If necessary, the Company will engage an agent to effectively re-sell this material. For such services, the agent will receive a management fee to be determined.


         2.12 EMPLOYEES. Most of the employees will be leased by the Company. Delaco Tool may supply certain non-management employees to the Company on a lease type basis from time to time ("Direct Employees") and the cost (including benefits) will be charged to the Company and paid to Delaco Tool. The Company and Delaco Tool or Delaco Tool's designee shall enter into a Leased Employees Agreement in the form of Exhibit 6 to cover Direct Employees leased from Delaco Tool or its designee. Management services received from employees of Delaco Tool will be covered under the Management and Services Agreement referred to in
Section 5.4.


         2.13 MINORITY BUSINESS ENTERPRISE STATUS. The Members have formed the Company with the specific intention of having the Company certified as a bonafide Minority Business Enterprise ("MBE") by the Michigan Minority Business Development Council ("MMBDC"). As soon as reasonably practical after formation of the Company, an MBE certification application will be completed and submitted to the MMBDC for approval. All members agree to take all actions reasonably necessary to accomplish the certification of the Company as an MBE. Upon approval of the Company as an MBE by the MMBDC, no member will take any actions which would jeopardize the Company's status as a certified MBE.


                                   ARTICLE III


                               MEMBERS AND CAPITAL


         3.1      CAPITAL CONTRIBUTIONS; ADDITIONAL MEMBERS.


                  (a) Capital Contributions. The total initial Capital Contribution to the Company to be made by the Members shall be to fund the venture's cash needs as set forth in Schedule OA-1, with each Member paying its prorata share thereof, in accordance with its Percentage Interest. Accordingly, Delaco Tool' s total initial contribution shall be 51% and QS Steel's total initial capital contributions shall be 49% of the Company's initial cash needs as set forth in Schedule OA-1. The initial capital contributions shall be made by the Members either in lump sums or in periodic payments as determined by the Board of Governors. Payments of the Capital Contributions shall be made by the Members within ten business days after the request of the Board of Governors.


                  (b) Failure to Contribute. Should either Member fail to pay all or a portion of its Capital Contribution on time, the other Member may, but need not, loan such funds to the Company. If a Member fails to make its capital contribution, it shall be obligated to pay to the Company interest compounded monthly at the prime interest rate in effect on date the payment was due, quoted by First Chicago-NBD, as publicly announced, plus 3%, or the maximum amount as may be permitted by applicable law, whichever is less. Such interest shall accrue on the date the contribution was due and shall cease to accrue on the date the contribution is finally made to the Company by the non-contributing Member. Upon receipt by the Company of such funds from the previously non-contributing Member, the Member who covered for the non-contributing Member shall be repaid by the Company for the amount covered, plus interest as set forth above. In addition, during such period of non-contribution, the covering Member shall have a lien on the Capital Account of the non-contributing Member for the amount of its cover.


                  In addition to the foregoing, at any time a non-contributing Member has not paid its appropriate Capital Contribution, it shall be considered in default of its obligations under the Operating Agreement. Accordingly, the non-defaulting Member shall be entitled, by written notice to the non-contributing Member, to call the non-contributing Member in default and if payment is not made within 15 business days after such notice, then the provisions of Section 10.3 may be invoked by the non-defaulting Member and once such provisions have been invoked, the non-contributing Member shall no longer be able to cure its failure to make its contribution.

         3.2 ADDITIONAL FUNDS . Any funds required by the Company in excess of the Capital Contributions by the Members shall be obtained from borrowings by the Members which shall be presented and approved by the Board of Governors.


         3.3 LOANS BY MEMBERS. Any Member may, but is not obligated to, loan to the Company such sums as the Governors determine to be appropriate for the conduct of the Company's business. Any such Member loans shall be made on such terms and for such maturities as are approved by the Consent of the Governors.


         3.4 NO PRIORITY AMONG MEMBERS. No Member shall have priority over any other Member either as to the return of its original capital contribution or as to distributions by the Company, except as specifically provided in this Agreement.


         3.5 NO INTEREST ON CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OF CAPITAL. No interest shall be paid by the Company to any Member with respect to any Capital Contribution. Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (a) demand to receive property other than cash in return for its Capital Contribution or as distributions of income, (b) withdraw any part of its Capital Contribution (regardless of whether or not such Member has withdrawn from the Company), or (c) demand to receive any funds or property of the Company.


         3.6 CAPITAL ACCOUNTS. A single Capital Account shall be established, determined and maintained for each Member on the books and records of the Company in accordance with the provisions of the Allocation Regulations. The property of the Company shall be revalued on the books of the Company in any case in which such revaluation is required by the Allocation Regulations and may be revalued in any case where such revaluation is permitted by the Allocation Regulations and such revaluation is determined to be appropriate by the Members. Any such revaluation shall be carried out in accordance with the principles and methodology agreed to by the Members. In the event any Company property is revalued on the books of the Company in accordance with the Allocation Regulations, the Members' Capital Accounts shall be adjusted in accordance with the Allocation Regulations to reflect such revaluations and for allocations to them of Profits and Losses, and items thereof, as computed for book purposes, with respect to such property. In the event the property of the Company is revalued on the books of the Company, all Company property shall be valued for such purpose at its fair market value, as determined by the Members.


         3.7 ACTIONS OF MEMBERS; MEETINGS OF MEMBERS. Any action or inaction by Consent of Members holding greater than 50% of the Percentage Interests shall constitute an action of the Members. Any Member may from time to time by written notice to each other Member call a meeting of the Members. Upon receipt of a written request for such a meeting, the Members shall promptly, and in any event not later than ten (10) days after receipt of such request, fix a place and time for such meeting. To the extent possible, such meeting shall be held at a place convenient to all the Members. Such meeting shall be held not less than fifteen
(15) nor more than sixty (60) days after receipt of a request for a meeting unless the Members otherwise agree. In the absence of agreement of Members, such meeting shall be held at 10:00 a.m. local time on the first business day falling on or after the fifteenth (15th) day after receipt of a request for a meeting at the principal place of business of the Company. Meetings of the Members may be held through any communications equipment if all those participating can hear each other and participation in any such meeting shall constitute presence thereat.


         3.8 NO REQUIREMENT TO RESTORE DEFICIT IN CAPITAL ACCOUNT. Nothing contained in this Agreement shall be construed to require any Member to restore any deficit in its Capital Account.


         3.9 LIMITED LIABILITY OF MEMBERS. Subject to the provisions of the Act, the liability of a Member for the debts and obligations of the Company shall be limited to the amount of such Member's Capital Contribution, and no Member shall be obligated to contribute money to the Company or to otherwise answer for an obligation of the Company beyond such Member's obligation to pay such Member's Capital Contribution, except to the extent required by law.


         3.10     CONFIDENTIALITY.


                  (a) Restrictions on Disclosure. Each Member, on behalf of itself and its Affiliates, agrees with respect to the Confidential Information of the Company or the other Member (the "Owning Party"), to:


                        (i) treat in strict confidence such Confidential Information and use reasonable efforts to ensure that its employees and others subject directly or indirectly to its control shall not reproduce, disclose or make available to any third party any of such Confidential Information;


                        (ii) limit access to such Confidential Information to such of its employees and representatives, including without limitation members of each Member's outside law and accounting firms, as may be reasonably required in connection with the activities of the Company as contemplated by this Agreement; and


                        (iii) not use such Confidential Information for any purpose other than the activities of the Company as contemplated by this Agreement;


unless the Owning Party otherwise consents thereto in writing. Without limiting the generality of the foregoing, each Member and its Affiliates specifically agrees not to directly or indirectly use or disclose Confidential Information in any judicial or administrative proceeding, unless (i) served with compulsory process or otherwise required by law, or (ii) consented to by the other Member.


                  (b) Exceptions. The obligations of each Member and its Affiliates set forth in Section 3.10(a) shall not apply to Confidential Information which:


                        (i) is or becomes generally available to the public other than as a result of disclosure by the Member or its Affiliates in whom the Confidential Information is confided;

                         (ii) becomes available to the confidant Member on a non-confidential basis from a source other than the Owning Party, or its Affiliates, and provided that such source has represented to the confidant Member (and which confidant Member has no reason to disbelieve after due inquiry) that it is entitled to disclose the Confidential Information; or


                        (iii) was known to the confidant Member on a non-confidential basis prior to the disclosure thereof to the confidant Member by the Owning Party or its Affiliates.


                  (c) Return of Confidential Information. All Confidential Information furnished by any Member to the other Member shall be returned by such other Member to the Owning Party immediately upon the request of the Owning Member. The confidentiality obligations and restrictions on use contained in this Section 3.10 shall survive this Agreement.


         3.11     COMPETITION MATTERS.


                  (a) Acknowledgment of Competitive Situation. Each Member acknowledges that it and its Affiliates now are and/or hereinafter may be engaged in businesses which may compete with, relate to or are similar to the businesses of each other. Because the Members may compete with each other in various areas, no Member shall be obligated to render any information to any other Member, on demand or otherwise, if the Member reasonably believes it to be inappropriate to disclose such information to a competitor.


                  (b) Dealing with Company. Nothing in this Agreement shall be construed to prevent a Member, or its Affiliates, or entity in which a Member, or its Affiliates, shall have an interest, from dealing with the Company in good faith as vendor, customer or otherwise in a manner not specifically covered by this Agreement, provided the Member or entity shall have given notice of such interest to the Governors, and the Governors designated by the unaffiliated Member shall have approved or ratified such dealing.


         3.12     INVESTMENT REPRESENTATIONS .


                  (a) Each Member represents and warrants to the other Member and the Company as follows: (i) such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii) such Member has full power and authority to execute, deliver and perform such Member's obligations under this Agreement and the Related Agreements;
(iii) such Member has duly authorized, executed and delivered this Agreement and has duly authorized the performance of such Member's obligations under this Agreement and the Related Agreements; and (iv) such Member's authorization, execution, delivery and performance under this Agreement and the Related Agreements do not and will not conflict with any organizational document, agreement or law applicable to such Member or by which such Member is bound.


                  (b) Each Member further represents and warrants to the Company that such Member is acquiring such Member's Interest for such Member's own account and not with a view toward the distribution or resale thereof, and each Member agrees that such Member will not sell or offer to sell all or any portion of its Interest, or negotiate in respect thereof with any Person or Persons whomsoever, so as thereby to bring the transaction in which such Member acquired such Member's Interest or any other offering of interests in the Company within the provisions of Section 5 of the Securities Act of 1933, as amended, or the registration requirement of any other federal or state securities statute.


             (c) Each Member further represents and warrants to the other
Member and the Company that (i) such Member has been given access to all information concerning the Company and the terms and conditions of the Interest such Member is purchasing hereby; (ii) such Member understands and acknowledges that the Interest such Member is purchasing hereby is a speculative investment and involves a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsement of, such Interest as an investment;
(iii) such Member has such knowledge and experience in business and financial matters that such Member is capable of evaluating the merits and risks of an investment in such Interest; and (iv) such Member's financial situation is such that such Member can afford the risks of an investment in such Interest.


                                   ARTICLE IV


                          ALLOCATIONS AND DISTRIBUTIONS


         4.1 ALLOCATION OF PROFITS AND LOSSES. Except as provided in Section 4.2, Profits and Losses shall be allocated among the Members in proportion to their respective Percentage Interests.


         4.2 SPECIAL ALLOCATIONS AND OTHER PROVISIONS RELATING TO ALLOCATIONS.


             (a) Allocation of Nonrecourse Deductions. Any Member
Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with the Allocation Regulations. Such Members shall be specially allocated items of Company income and gain as are required by the "chargeback of partner nonrecourse debt minimum gain" requirements of the Allocation Regulations.


             (b) Manner of Allocation. Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members (with the Members intending to satisfy the reasonable consistency requirement contained in the Allocation Regulations as a result of this allocation) in proportion to their respective Percentage Interests. Such Members shall be specially allocated items of Company income and gain as are required by the "minimum gain chargeback" requirements of the Allocation Regulations.


                  (c) Disallowed Deduction. If the deduction of all or any part of any fee paid by the Company to a Member is disallowed by recharacterizing such fee as a distribution to such Member, such Member shall be, to the extent permitted by the Code, allocated items of

Company income and gain for the taxable year in which such disallowed deduction was claimed by the Company in the amount of such disallowed deduction.


                  (d) Qualified Income Offset. In the event any Member's unexpected receipt of any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6) of the Allocation Regulations causes such Member to have (or increases) an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(d) were not in the Agreement.


                  (e) Curative Allocations. The allocations set forth in paragraphs (a), (b) and (d) of this Section 4.2 (the "Regulatory Allocations") are intended to comply with certain requirements of the Allocation Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.2(e). Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Members shall make such offsetting special allocations in whatever manner the Members determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to
Section 4.1. In exercising its discretion under this Section 4.2(e), the Members may take into account future Regulatory Allocations under the last sentence of each of Sections 4.2(a) and 4.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under the first sentence of each of Sections 4.2(a) and 4.2(b), respectively.


         4.3 CASH DISTRIBUTIONS. Cash shall be distributed to the Members from the Company in such amounts and at such times as the Governors may determine, consistent with the Act. Each distribution of cash shall be made to the Members in proportion to their respective Percentage Interests in the Company at the time of such distribution. The Company shall distribute to the Members any cash in excess of the Company's current and reasonably anticipated future cash needs. It is the intent of the Company, to the extent cash is available, to make sufficient cash distributions to the Members to fund federal income tax payments which may become owing by the Members on the Company's Profits. In such case, the cash distributed to the Members shall be based on the higher of the two Members' applicable tax rates then in effect.


         4.4 DISTRIBUTIONS OF LIQUIDATION PROCEEDS UPON LIQUIDATION. Upon the liquidation of the Company, the Governors shall attempt to liquidate the assets of the Company and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

                   (i) First, to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company (other than liabilities to Members for distributions of cash to which they may be entitled), and to the expenses of liquidation;


                   (ii) Second, to the setting up of reserves that the Governors determine are necessary to pay all contingent, conditional or unmatured claims and obligations that are known to the Company and all claims and obligations that are known to the Company but with respect to which the claimant or obligee is unknown; such reserves may be paid over by the Governors to any attorney at law or other party selected by the Governors, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities or obligations, or at the expiration of such period as shall be deemed advisable by the Governors, for distribution in accordance with clause (c) of this Section 4.4;


                   (iii) Thereafter, to the Members in accordance with their respective positive Capital Account balances, determined after all allocations pursuant to Sections 4.1 through 4.2 (including, without limitation, allocations to reflect the gain or loss recognized upon the sale of the Company's assets) and all distributions pursuant to Section 4.3 have been made, but before any distributions pursuant to this Section 4.4(c) are made.


         4.5 DISTRIBUTIONS IN KIND ON LIQUIDATION. Upon the liquidation of the Company, to the extent the Company's assets are not sold or otherwise disposed of, such assets (if any) may be distributed in kind to the Members as follows: the value of such assets shall be appraised (by an appraiser selected by the Governors) to determine the Profits and Losses that would have resulted if such assets had been sold; the Capital Account of each Member shall be credited or debited with such Member's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Capital Account would have been credited or debited on the actual disposition of such assets; and such assets shall be distributed in accordance with the Members' Capital Account balances as thus adjusted, each Member taking an undivided interest in such assets subject to a pro rata share of the Company's liabilities.


         4.6 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding allocations and distributions among the Members are intended to and should, to the fullest extent permitted by law, supersede the provisions of the Act regarding allocations and distributions.


                                    ARTICLE V

   POWER, AUTHORITY, RIGHTS, DUTIES AND OBLIGATIONS OF THE BOARD OF GOVERNORS


         5.1 MANAGEMENT AND CONTROL OF COMPANY'S BUSINESS AND AFFAIRS BY GOVERNORS. Subject to the restrictions hereinafter set forth, the Governors shall have full and exclusive right, power and authority to conduct the business and manage the affairs of the Company in accordance with the terms and conditions of this Agreement. Any action or inaction by Consent of Governors designated by Members holding greater than 50% of the Percentage Interests shall constitute the action of the Governors and shall bind all of the Governors and the Company. No Governor, acting alone, shall have the power or authority to bind the Governors or the Company. The

Governors may delegate such power and authority by Consent of Governors designated by Members holding a majority of the Percentage Interests. Each Member shall be entitled to name one Governor for each 25%, or part thereof, of Percentage Interests held by such Member. Delaco Tool shall be entitled to designate three Governors and QS Steel shall be entitled to designate two Governors. Each Governor shall serve at the pleasure of the Member entitled to designate such Governor. All designations and removals of Governors shall be made by written notice by the designating or removing Member, as the case may be, to the other Members.


         5.2 POWER AND AUTHORITY OF GOVERNORS. The Governors shall have all power and authority necessary to carry out the purposes, business and objectives of the Company.


         5.3       PROHIBITED ACTIONS .The Governors may not:


                           (i) change the nature of the business of the Company or enter into any business other than or in addition to that contemplated by this Agreement:


                           (ii) sell, exchange, transfer, convey, assign, mortgage, lease or otherwise dispose of all or substantially all of the assets of the Company except to secure loans of the Company;


                           (iii) enter into any merger of or consolidation involving the Company, whether or not the Company shall be the survivor thereof;


                           (iv) authorize or undertake a major capital expansion of the Company's facilities beyond that originally contemplated; and


                           (v) add new Members, except as permitted under
         Article VI hereof.


         5.4 MANAGEMENT AND SERVICES AGREEMENT . The Company shall enter into a Management and Services Agreement with Delaco Tool or its designee substantially in the form set forth in Exhibit 5 hereto, pursuant to which Delaco Tool or its designee will provide certain management and other services to the Company.


         5.5       MANAGEMENT PERSONNEL AND OFFICERS .


                  (a) The Governors shall have the authority to nominate Company officers and employ and dismiss from employment any and all Company management personnel. Company officers and management personnel shall serve at the pleasure of the Governors and may be removed at any time by the Governors, subject to guidelines and policies established by the Governors from time to time.


                  (b) Delaco Tool may nominate the Company's officers and management personnel and shall consider candidates proposed by QS Steel. Such nominations shall be subject to the approval of the Governors.


                  (c) The Company's officers and management personnel shall provide general management and supervision for the Company and have such power and duties as the

Governors may assign. Initially, the Company's officers and General Manager or other designated management personnel shall have the powers and duties set forth as follows, subject to the Governors authority to amend such powers and duties;


                           (i) oversee the operations of the business of the Company;


                           (ii) execute and implement the plans and policies of the Governors;


                           (iii) authorize the making of unbudgeted capital expenditures in amounts not exceeding the dollar limitations as set by the Governors;


                           (iv) authorize the execution, delivery and performance of any contract or agreement to be entered into by the Company in the ordinary course of business, involving an aggregate amount of not more than the dollar limitations set by the Governors, or consistent with approved budgets;


                           (v) execute and deliver on behalf of the Company any and all contracts and agreements as shall have been approved by the Governors if required under this Agreement or as provided in clause
         (iv);


                           (vi) approve all expenditures and the payment of all obligations of the Company in accordance with the authority provided by or consistent with approved budgets and the plans and policies of the Governors;


                           (vii) employ and dismiss from employment any and all Company personnel, other than management personnel designated from time to time by the Governors;


                           (viii) prepare or arrange for the preparation of financial statements concerning the Company;


                           (ix)  propose and prepare annual budgets and
         operational plans of the Company;


                           (x) make recommendations to the Governors concerning appropriate policies, procedures, facilities and equipment;


                           (xi) arrange for the obtaining of insurance by the Company;


                           (xii) authorize the opening of bank accounts and the establishment of other depository relationships on behalf of the Company with such signatories and on such terms as the Governors shall deem appropriate;


                           (xiii) oversee the preparation of financial statements and tax information concerning the Company and its business, and the preparation and filing of all Company tax returns, subject to the authority of the Tax Matters Member;

                           (xiv) supervise the procurement, construction, erection and installation of facilities and improvements to the facilities of the Company, consistent with approved budgets; and


                           (xv) authorize the employment and dismissal from employment of any and all Company agents, independent contractors, consultants, attorneys and accountants for amounts not in excess of the dollar limitations as set by the Governors.


         5.6 COMPENSATION AND EXPENSES. The philosophy and guidelines with respect to the salary, benefits and other terms and conditions of employment of the Company's management shall be established and reviewed from time to time by the Governors. The officers shall be entitled to such compensation, if any, as may be approved from time to time by the unanimous determination of the Governors.


         5.7 BUDGETS. The Governors shall consider and approve from time to time budgets for the Company. Upon approval of a budget by the Governors, the management personnel of the Company, shall have the right without further consent or approval by the Governors, to incur and pay on behalf of the Company the expenses set forth in such approved budget.


         5.8 MEETINGS OF GOVERNORS . Any Governor may by written notice to each other Governor call a meeting of all the Governors. Upon receipt of a written request for such a meeting, the Governors shall promptly, and in any event not later than ten (10) days after receipt of such request, fix a place and time for such meeting. To the extent possible, such meeting shall be held at a place convenient to all the Governors. Such meeting shall be held not less than fifteen (15) nor more than sixty (60) business days after receipt of a request for a meeting. In the absence of agreement by a majority of the Governors, such meeting shall be held at 10:00 a.m. local time on the fifteenth (15th) business day after receipt of a request for a meeting at the principal place of business of the Company. Meetings of the Governors may be held through any communications equipment if all those participating can hear each other and participation in any such meeting shall constitute presence thereat.


         5.9 LIABILITY. When acting with respect to the Company, the Governors shall not be liable to the Company or to any Member for any mistake or error in judgment or for any act or omission believed in good faith to be within the scope of the authority conferred by this Agreement. When acting with respect to the Company, the Governors shall be liable only for willful misconduct or failure to act in good faith.



         5.10 IDEMNIFICAITON. The Company shall, to the fullest extent permitted under the Act and other applicable law, indemnify any Person who is a party, or is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such Person is or was a Member, Affiliate of a Member, Governor, General Manager, officer, employee or agent of the foregoing or is or was serving at the request of the Company as a member, manager, director, trustee, partner, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against costs, claims, damages, losses, judgments, fines and expenses (including without limitation, reasonable attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person's act or omission giving rise to any claim for indemnification under this Section 5.11 was not occasioned by such Person's fraud, willful misconduct, gross negligence or intent to cause injury to the Company or by such Person's reckless disregard for the best interests of the Company, and in respect of any criminal action or proceeding, such Person had no reasonable basis to believe such Person's conduct was unlawful.



         5.11 INSURANCE. The Company shall, with the assistance of Delaco Tool arrange for the necessary and desirable insurance coverages with respect to Company and its business, the type of policies and the amounts of coverage to be determined by the Board of Governors. Such policies may be separate policies of the Company, or if approved by the Board of Governors, may be maintained under blanket insurance policies maintained by Delaco Tool or its Affiliates. The premiums and deductibles for such insurance shall be paid by the Company. If insurance is obtained under blanket policies, premiums shall be pro rated and reimbursed to Delaco Tool (or its Affiliates), and any deductibles, copayment or other self-insured amounts applicable to claims of or against the Company shall be the responsibility of the Company.


         5.12  BANK ACCOUNTS.


                           (a) ESTABLISHMENT. All funds received in connection with the operation of the Company shall be deposited in such bank account or accounts as approved by the Board of Governors. The Company shall also create and designate one or more disbursing accounts from which the obligation owing by the Company shall be paid. Such account may be the same as or separate from the collection account. The operating expenses of the Company shall be paid out of such disbursing account.


                           (b) WORKING CAPITAL. No monies received from the Company are to be commingled with Member funds.The Members may agree to advance funds to the Company in order to make disbursements or for other purposes. A revolving line of credit shall be established with each Member and the Member shall be entitled to a reasonable interest expense allocation, as agreed upon by the parties for such funds. Any advances obtained by the Company from the Members shall be repaid with interest before any cash dividend will be distributed.


                           (c) SIGNATORIES. The Board of Governors shall designate the persons permitted access to the bank accounts of the Company.


         5.13 TAX MATTERS MEMBER. The Tax Matters Member (referred to as the "tax matters partner" in Section 6231(a)(7) of the Code) initially shall be Delaco Tool. The Tax Matters Member may at any time resign as the Tax Matters Member, and the Tax Matters Member may be removed as the Tax Matters Member by Consent of Members. In the event that the Tax Matters Member resigns or is removed, a new Tax Matters Member shall be appointed with the Consent of Members. The Tax Matters Member shall represent the Company and the Members, at Company expense, in any administrative or judicial proceeding with the Internal Revenue Service. Any other Member may, at such Member's own expense, participate in such proceeding to the extent permitted by the Code. If an administrative proceeding results in the issuance of a

"final partnership administrative adjustment" ("FPAA"), as that term is used in Sections 6223 et seq. of the Code, the Tax Matters Member shall determine whether the Company shall seek judicial review of such FPAA. If the Tax Matters Member determines that the Company shall not seek judicial review, such Member shall promptly notify each Member of this determination and each Member shall be entitled, at such Member's own expense, to pursue whatever rights such Member may have under the Code. Any amounts paid by the Tax Matters Member on behalf of the Company in connection with any administrative or judicial proceeding shall be considered a loan to the Company, and not a contribution to capital. The Tax Matters Member shall not be liable to the Company or the other Members for any action such Member takes or fails to take in connection with any such judicial or administrative proceeding, including, without limitation, the agreement to or failure to agree to a settlement or the extension of, or failure to extend the relevant statutes of limitations, unless such action or failure constitutes willful misconduct or failure to act in good faith.


         5.14 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding the management of the Company and the power, authority, rights, duties and obligations of the Members are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the management of a limited liability company and the power, authority, rights, duties and obligations of limited liability company members set forth in the Act.


                                  ARTICLE VI


                TRANSFERS OF INTERESTS BY MEMBERS; SUBSTITUTION OF MEMBERS


         6.1  TRANSFER OF INTERESTS BY MEMBERS.


                   General. No Member may Transfer its Interest to any Person without the Consent of the other Members, provided, however, that the other Members shall not unreasonably withhold consent to a transfer to an Affiliate of another Member. Any transfer permitted by this Section 6.1 shall
be   subject to the further limitations set forth in Section 6.2 and the admission of a Substitute Member shall be subject to Section 6.3.


         6.2 ADDITIONAL RESTRICTIONS ON TRANSFERS. Notwithstanding anything in this Article VI to the contrary, the following additional restrictions apply to the Interests:


              (a) Unless the other Members consent, no Member shall make any assignment or transfer of any Interest if the transfer would, when considered with all other assignments and transfers during the same applicable twelve-month period, cause a termination of the Company for federal income tax purposes.


              (b) No Member shall make an assignment or transfer to a tax-exempt Entity under Section 168(h) of the Code.

                  (c) No Member shall make any assignment or transfer of any Interest unless such Member gives a copy of this Agreement to the assignee or transferee before such assignment or transfer is effected.


         6.3 REQUIREMENTS FOR SUBSTITUTION. Notwithstanding anything in this Article VI to the contrary, upon the assignment or transfer of any Interest, no assignee or transferee shall have the right to become a Substitute Member in place of its assignor or transferor unless the conditions of Sections 6.1 and 6.2 have been satisfied and:


                  (a) The assignor or transferor has evidenced in a written instrument of assignment or transfer its intention that the assignee or transferee be admitted as a Substitute Member pursuant to the provisions hereof;


                  (b) Consent shall have been given by the remaining Member which consent may be withheld by such remaining Member in its sole and absolute discretion, for any reason or for no reason at all, except in the case of a transfer to an Affiliate, in which case consent may not be unreasonably withheld;


                  (c) The assignee or transferee has adopted and agreed in writing to be bound by all of the provisions hereof, as the same may have been amended; and


                  (d) All documents reasonably required by the Governors to effect the substitution of the assignee or transferee as a Member shall have been executed.


When and if all of the provisions of this Section 6.3 have been complied with, the assignee or transferee shall thereupon become a Member of the Company.


         6.4 OBLIGATIONS AND RIGHTS OF TRANSFEREES. Whether or not an Entity which acquires an interest in the Company has accepted in writing the terms and provisions of this Agreement and assumed in writing the obligations hereunder of its predecessor in interest, such Entity shall be deemed, by such acquisition of such interest, to have agreed to be subject to and bound by all the obligations of this Agreement with the same effect as any predecessor in interest of such Entity. An Entity acquiring an interest in the Company shall have only such rights and shall be subject to all the obligations as provided in this Agreement, and, without limiting the foregoing, such Entity shall not have the right to have the value of its interest ascertained or receive the value of such interest or, in lieu thereof, profits attributable to any right in the Company, except as set forth in this Agreement.


         6.5      DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED
                  INTERESTS.
If any Interest is sold, assigned or transferred during any accounting period in compliance with the provisions of this Article VI, Profits, Losses, each item thereof and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code
Section 706 (d), using any conventions permitted by law and selected by the Governors. Unless otherwise determined by Governors, all distributions made on or before the date thirty (30) days following the date on which the Company receives written notice of such transfer

(accompanied by the transfer documents) shall be made to the transferor, and all distributions made thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Company does not receive a notice stating the date such Interest was transferred and such other information as the Governors may reasonably require within thirty (30) days after the end of the accounting period during which the transfer occurs, then, at the Governors' option, all of such items shall be allocated, and all distributions shall be made, to the Entity which, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the Interest. Neither the Company nor the Governors shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 6.5, whether or not the Governors or the Company have knowledge of any transfer of ownership of any Interest.


         6.6 The Company shall be dissolved upon the Transfer of the Interest of a Member in compliance with the Agreement (other than (i) an assignment merely of its right to receive distributions or (ii) a pledge, hypothecation or other collateral assignment of its rights before the time such pledge, hypothecation or other collateral assignment becomes absolute); provided, however, that the Company and its business shall be continued after such Transfer if the transferee becomes a Substitute Member in accordance with the provisions of this Agreement including the Consent of all remaining Members. In the event the Company's business has been validly continued as provided in the preceding sentence, such business shall be continued in the form of a successor limited liability company, which shall be deemed constituted and continued on the terms and conditions in this Agreement except as may be modified by the Agreement of the Members as provided in Article IX hereof; and the assets of the Company shall not be liquidated. Each Member hereby agrees to execute and deliver all documents necessary to effectuate the purposes of this Section.


         6.7 RESTRICTIONS REASONABLE. Each Member acknowledges and agrees that the restrictions or the transfer of Interests imposed by this Agreement are imposed to accomplish legitimate purposes of the Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.


         6.8 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding the Transfer of a Member's Interest are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the withdrawal of a member set forth in the Act.


                                 ARTICLE VII


                           PROCEDURE ON DISSOLUTION


         7.1 LIQUIDATION. Upon the dissolution of the Company, unless the Company is continued or reformed as provided in this Agreement, the Members shall proceed to liquidate the

Company and to apply and distribute the proceeds of liquidation as set forth in Sections 4.4 and 4.5 and as is consistent with the Act.


         7.2 OPERATIONS DURING LIQUIDATION. Upon the determination that the Company is to be dissolved and liquidated, the business of the Company during the period of liquidation shall be carried on by the Governors, or by a designee of the Governors, who shall possess all the powers of the Governors to the extent necessary to wind up the business and affairs of the Company.


         7.3 TIME FOR LIQUIDATION. In the event the Company is "liquidated" within the meaning of the Allocation Regulations, distributions shall be made pursuant to Section 4.4 in compliance with the timing requirements of the Allocation Regulations; provided, however, that if, in the opinion of counsel satisfactory to the Governors, failure to comply with the Allocation Regulations would not cause the allocations of Profits and Losses (or any item thereof) to the respective Members to lack substantial economic effect within the meaning of
Section 704(b) of the Code, then distributions need not be made in compliance with the timing requirements of the Allocation Regulations.


         7.4 TERMINATION. Upon compliance with the foregoing distribution plan (including payment over to an escrow agent or trustee, if deemed appropriate by the Governors and if there be sufficient funds therefor), the Company shall cease to be such, and the Governors and/or the Members shall execute, acknowledge and cause to be filed a certificate of dissolution of the Company with the Department, including the name of the Company and the effective date of its dissolution subject to and in accordance with applicable law.


                                 ARTICLE VIII


                       BOOKS AND RECORDS, BANK ACCOUNTS


         8.1 MAINTENANCE OF BOOKS AND ACCOUNTING METHOD. The Governors shall keep or cause to be kept the following: (i) a current list of the name and last known business or residence addresses of all Members and Governors; (ii) a copy of the Articles of Organization, including any amendments thereof and any written powers of attorney relating to the execution thereof; (iii) a copy of this Agreement, including any amendments thereof and any written powers of attorney relating to the execution thereof; (iv) copies of federal, state and local income tax returns and reports of the Company for the three (3) most recent years; (v) copies of any financial statements of the Company for the three (3) most recent years; and (vi) copies of any records that would enable a Member to determine the Member's relative share of the Company's distributions and the Member's relative voting rights. Such books and records shall be maintained at the Registered Office of the Company or at such other place as the Governors may designate and shall be available upon reasonable notice, at reasonable times, for inspection and examination by the Members or their duly authorized agents or representatives. Such books and records shall be consistent with the rules referred to in Section 3.7 of this Agreement. The books and records of the Company shall be kept in accordance with accounting policies and methods unless other policies or methods are selected by the Governors.

         8.2 FISCAL YEAR. The fiscal year of the Company shall end on December 31.


         8.3   REPORTS TO THE MEMBERS.


               (a) On a quarterly basis (or on a monthly basis if the Governors so determine), the Governors shall cause to be prepared and shall send to each Member: (i)(A) a statement of operations of the Company and (B) a statement of cash flows of the Company for the preceding period (and year-to-date through and including such period); and (ii) a balance sheet of the Company as of the close of such period. The annual financial statements of the Company will be audited by the outside auditing firm of the Tax Matters Member, or such other independent accounting firm as may be selected by the Governors, unless all Members agree that no audit is necessary.


               (b) The Governors shall cause to be prepared and distributed to each Member, in a timely manner copies of all Single Business Tax and other state and local tax returns prior to filing the same with the respective tax authorities, as well as the Member's Schedule K-1 (Form 1065) and all other information reasonably necessary for the preparation of such Member's federal, state and local tax returns.


               (c) No cause of action shall accrue to any Member under this
Section 8.3 if the Governors shall have acted in good faith in attempting to meet its obligations under this Section yet failed to deliver any required statements, reports, returns or information within the specified time period.


               (d) In the event of any dispute among the Members relating to the financial statements or accounting for the Company, the dispute shall be submitted, at the request of any Member involved, to the public accounting firm which has been engaged to audit the books of the Company, or if no accounting firm has been so engaged, then to a public accounting firm to be selected as provided in Section 8.3(a). In the case of any such disputes, the determination of the accounting firm shall be final and binding on the Members.


         8.4 TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS. The Tax Matters Member shall make all tax elections on behalf of the Company. In the event of a transfer of all or any part of the Interest of any Member for an amount in excess of the adjusted basis for such interest for federal income tax purposes, the Governors may elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law), to enable an adjustment to be made to the basis of the Company's property. Any costs incurred by the Company in connection with such Section 754 election shall be borne by the Member seeking a transfer of its Interest. Any adjustments made pursuant to an election under Section 754 shall affect only the successor in Interest to the transferring Member. Each Member will furnish the Company with all information necessary to give effect to such election.

                                  ARTICLE IX


                        AMENDMENTS AND MAJOR DECISIONS



         9.1 AMENDMENTS REQUIRING CONSENT OF GOVERNORS. The Governors may amend this Agreement or the Articles of Organization only with the Consent of all the Governors.



         9.2 MAJOR DECISIONS. Major Decisions shall require the convening of a Governors' meeting where an attempt will be made to obtain the unanimous agreement of the Governors prior to approving a Major Decision. If the Governors fail to reach a unanimous agreement, a Major Decision can, nevertheless, be made, if the Governors representing a Member holding more than 50% of the Percentage Interests vote in favor thereof. In such case, however, the dissenting Member shall be entitled to invoke the provisions of
Section 10.2 (c) hereof.


                                    ARTICLE X


                                   DISSOLUTION



         10.1 EVENTS OF DISSOLUTION - GENERAL. The Company will be terminated upon the mutual written agreement of the Members that the Company be dissolved and the term of the Agreement ended.



         10.2 EVENTS OF DISSOLUTION - ELECTIVE. The Company may be dissolved, at the election of a Member, as follows:


              (a) Any Member may elect to dissolve the Company upon the occurrence of:


                  (i) any event or the existence of any condition beyond the reasonable control of the Members which prevents the Company from producing commercially acceptable products consistent with the purpose of the Company or the Company is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense; or


                  (ii) the Company fails or ceases to qualify as an MBE as described in paragraph 2.13 hereof.


              (b) Either Member may elect to dissolve the Company as of the end of the third full year after the Company's inception or as of the end of any year thereafter. Such election to dissolve must be made at least 24 months before the end of such year.


              (c) QS Steel may elect to dissolve the Company if Delaco Tool invokes its right to effect a Major Decision without the unanimous agreement of the Governors as provided in Section 9.2 hereof. Such election may be made by written notice from QS Steel to Delaco Tool within 90 days after Delaco Tool invokes such right.

          10.3 EVENTS OF DISSOLUTION - DEFAULT. The non-defaulting Member may elect to terminate and dissolve the Company in the event of a default, as specified below, by the other Member. The occurrence of any of the following events shall constitute a default by a Member:


               (a) A Member shall have defaulted in its obligation to make any capital contribution or to provide financial support as required in
Section 3.1 hereof and such default shall continue to exist for a period of fifteen (15) business days after the other Member gives such defaulting Member notice of such default.


               (b) A Member or its Affiliate shall materially default in the observance or performance of any material agreement, covenant, or condition contained in this Agreement or in any material agreement with or relating to the Company and such default shall continue to exist for a period of 30 days after the other Member or the Company gives such defaulting Member or its Affiliate written notice of such Default;


               (c) A representation or warranty made by the Member herein (or in any certificate or financial or other statement furnished by such Member to the other pursuant to the terms hereof) or by the Member's Affiliate in connection herewith shall prove to be false or misleading in any material respect when made;


               (d)         The Bankruptcy of such Member.



         10.4 NOTICE OF DISSOLUTION. If a Member is entitled to dissolve the Company, it may do so by giving notice to the other Member, in writing, that it is electing to dissolve the Company.



         10.5 WINDING UP. If the Company is to be dissolved, then the Members shall proceed jointly to wind up the affairs of the Company; provided, however, that if the dissolution is occurring pursuant to Section 10.3, then the non-defaulting Member may unilaterally wind up the affairs of the Company if it so chooses.



         10.6  BUY-OUT PROCEDURES.


               (a) If an election is made by Delaco Tool to dissolve the Company pursuant to Section 10.3 above (i.e. for Default), Delaco Tool may also elect, by written notice given within ninety (90) days of the date of the election to dissolve, to either (i) purchase QS Steel's Interest in the Company for an amount equal to ninety (90) percent of the fair market value of QS Steel's interest, or (ii) require QS Steel to purchase Delaco Tool's Interest in the Joint Venture for an amount equal to 110% of the fair market value of QS Steel's Interest.


               (b) If an election is made by QS Steel to dissolve the Company pursuant to Section 10.3 above (i.e. for Default) QS Steel may also elect by written notice given within 90 days of the election to dissolve, to either (i) purchase Delaco Tool's Interest in the Company for an amount equal to ninety percent (90%) of the fair market value of Delaco Tool's Interest, or
(ii) require Delaco Tool to purchase QS Steel's Interest in the Company for an amount equal to 110% of the fair market value of QS Steel's Interest.

                  (c) If an election is made by a Member (the "Terminating Member") to dissolve the Company pursuant to Section 10.2 (a), (b) or (c), the other Member may elect, by written notice given within 90 days of the date of the election to dissolve, to continue the business of the Company by acquiring the Terminating Member's interest in the Company for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Member's Interest.


                  (d) If an election is made by QS Steel to dissolve the Company pursuant to Section 10.2 (c), QS Steel may also elect in its notice of dissolution to require Delaco Tool to purchase QS Steel's Interest in the Company for an amount equal to 100% of the fair market value of QS Steel's Interest.


                  (e) If the Company is dissolved pursuant to Section 10.1 above, either Member may elect, by written notice given within ninety (90) days of the date of dissolution, to continue conducting the business of the Company. Unless the Members otherwise agree, the acquiring Member shall purchase the Terminating Member's interest in the Company for an amount equal to one hundred percent (100%) of the fair market value of the Terminating Member's interest.


                  (f) In case of any election under this Agreement requiring the determination of fair market value of the Company, the Members shall use their best efforts to agree as to the fair market value of the Company. If the Members fail to agree on such fair market value within sixty (60) days following the election which requires such a determination, then the Members shall attempt to agree upon a single appraiser to determine fair market value. If the parties fail to agree on a single appraiser within 15 days, each Member shall appoint a reputable appraiser, and the two appraisers shall appoint a third appraiser. The appraiser or appraisers shall then determine in good faith such fair market value(s), with such determination to be due within 60 days. In the event three appraisers are appointed and the appraisers cannot agree upon a fair value, each of the three appraisers shall set forth, in good faith, their own valuation, and the highest and lowest valuations shall be discarded and the middle of the three valuations shall be deemed to be the fair value.



         10.7 NECESSARY APPROVALS. The provisions as to liquidation of the Company and the purchase of the business of the Company and the purchase of the business of the Company shall be subject to any necessary governmental approvals, and the Members shall agree upon such reasonable extensions of time with respect to such provisions as may be reasonably necessary in order to obtain any such approvals.


                                   ARTICLE XI


                               GENERAL PROVISIONS


         11.1 NON-WAIVER. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given by the party granting such waiver to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given or a waiver by any party not executing such waiver of any of its rights.


         11.2 ADDITIONAL DOCUMENTS AND INSTRUMENTS. The Members shall execute and deliver to each other such other and further documents and instruments as may be necessary to carry out the purposes of this Agreement and which are required by the Governor, or any federal, state or local governmental agency having jurisdiction over the Company.


         11.3 SEVERABILITY. If any provision or provisions of this Agreement (or any part thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, or shall be deemed null and void pursuant to Section 2.5 of this Agreement, the remaining provisions (or parts thereof) of this Agreement or the application of the particular provision or provisions (or parts thereof) to other facts or circumstances shall not be affected thereby and shall remain in full force and effect. It is the intention of the provisions of this Section to make clear that the agreement of the parties to this Agreement is that this Agreement shall be enforced insofar as it may be enforced consistent with applicable statutes and rules of law.


         11.4 ENTIRE AGREEMENT. This Agreement and any schedules and exhibits annexed hereto, each of which is made a part hereof by this reference, constitute the entire operating agreement of the Company within the meaning of the Act and contain the entire understanding and agreement between the parties upon the subject matter of this Agreement and may only be amended or changed in a writing executed by Members holding the requisite Percentage Interests as specified in Article IX. Any prior understandings and agreements between the parties are merged herein, except only as herein otherwise expressly stated.


         11.5 PROVISIONS BINDING. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns and any additional or Substitute Members (except as may otherwise be specifically provided herein).


         11.6 CAPTIONS. The table of contents and captions set forth herein are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the contents, scope or intent of this Agreement.


         11.7 COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one and the same agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart or that any such counterpart does not have attached copies of all signature pages attached hereto that constitute part of this Agreement.


         11.8 WORD MEANINGS. The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

         11.9 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be construed under and enforced in accordance with the laws of the State of Michigan (exclusive of its choice of law principles).


         11.10    DISPUTE RESOLUTION.


                  (a) Initial Procedure. Any claim, dispute, difference or controversy arising out of or relative to this Agreement or the operation of the Company and any deadlock in voting relative to the operation of the Company which cannot be settled by mutual understanding between the Members or their Governors, will first be submitted to the chief executive officers of the Members, who will meet and attempt to resolve such dispute.


                  (b) Formal Dispute Resolution. Should said claim, dispute, difference or controversy or the deadlock not be resolved as above provided within sixty (60) days after submission to the named persons, then at the written request of the Company or any Member involved, the said claim, dispute, difference or controversy or the deadlock shall be submitted to Alternative Dispute Resolution in Michigan in accordance with a procedure to be agreed upon by the Members.


         IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement of Delaco Processing, L.L.C.




QS STEEL INC., a Michigan corporation         DELACO SUPREME TOOL & GEAR CO.,  a
                                                 Michigan corporation


By: /s/ Gary P. Latendresse                   By: /s/ Gerald F. Diez
    -------------------------------               --------------------------
Printed Name: Gary P. Latendresse             Printed Named: Gerald F. Diez
              ---------------------                          ---------------
Title: President                              Title: CEO
       ----------------------------                 ------------------------